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                                                                     EXHIBIT 23A


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-35433 of Taubman Centers, Inc. on
Form S-3 of our reports dated February 17, 1997, on the financial statements of Taubman Centers, Inc., the consolidated financial statements and related schedules of The Taubman Realty Group Limited Partnership, and the combined financial statements and related schedules of the Unconsolidated Joint Ventures of The Taubman Realty Group Limited Partnership, appearing in the Annual Report on Form 10-K of Taubman Centers, Inc. for the year ended December 31, 1996, and our report dated July 31, 1997, on the historical summary of revenues and direct operating expenses of Regency Square for the year ended December 31, 1996, appearing in the Current Report on Form 8-K of Taubman Centers, Inc. dated September 4, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement, as amended.


Deloitte & Touche LLP
Detroit, Michigan
October 2, 1997